UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 15, 2007, the Company issued a press release announcing the filing of its Annual Report on Form 10-K for the year ended December 31, 2006 and that the previously issued financial guidance for the first quarter of 2007 has been updated (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company previously provided guidance that it expected first quarter net revenue to be in a range of $18.0 to $19.0 million. The Company now expects first quarter net revenue to be in a range of $19.25 to $19.75 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 6, 2006, the Company’s Compensation Committee (the “Committee”) and Board of Directors, upon the Committee’s recommendation, approved an executive bonus program for fiscal 2006 (the “2006 Executive Bonus Program”). The 2006 Executive Bonus Program covered executive officers of the Company and provided for bonus compensation, to the extent any such compensation was earned, to be paid exclusively through the performance vesting of restricted stock unit awards (“RSU awards”). On March 13, 2007, after reviewing the Company’s performance during fiscal 2006, the Board determined, upon the Committee’s recommendation, that no RSU awards would vest under the 2006 Executive Bonus Program, and, therefore, that the 2006 Executive Bonus Program would be terminated without the award of any bonus compensation to the Company’s executives. The 2006 Executive Bonus Program was materially impacted by the significant extraordinary legal and accounting expenses incurred to support the Audit Committee’s stock option investigation in the second half of 2006. See the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2006 for a description of the 2006 Executive Bonus Program.

Item 8.01	Other Events.

On March 13, 2007, the Microtune Board of Directors approved the record date and the meeting date for the 2007 Annual Meeting of the Company’s Stockholders (the “Meeting”). The record date of the Meeting is March 15, 2007, and the Meeting is to be held on Friday, April 27, 2007 at 10:00 a.m., Central Time, at The Plano Centre, 2000 E. Spring Creek Parkway, Plano, Texas 75074 (or at such other location as shall be described in the Notice of Annual Meeting included in the Company’s 2007 Proxy Statement).

On March 13, 2007, the Microtune Board of Directors approved certain amendments to the charters of the Audit Committee of the Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors. The charter of the Audit Committee of the Board of Directors, which is attached hereto as Exhibit 99.2, was amended and restated to include, among other things, a clarification of the responsibility to review and approve all related party transactions for potential conflict of interest situations in accordance with Nasdaq Marketplace Rule 4350(h) and to add the requirement to notify The Nasdaq Stock Market if a member of the Audit Committee ceases to be independent but continues to serve on the Audit Committee per Nasdaq Marketplace Rule 4350 (d)(4)(A). The charter of the Nominating and Corporate Governance Committee of the Board of Directors, which is attached hereto as Exhibit 99.3, was amended and restated to include, among other things, the requirement to hold at least two meetings annually and to clarify certain other responsibilities related to corporate governance, including the responsibility to review and recommend to the Board of Directors a Code of Ethics and Business Conduct, in addition to corporate governance guidelines. The foregoing description of the Audit Committee and Nominating and Corporate Governance Committee Charters is qualified in its entirety by reference to such charters, attached hereto as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Microtune, Inc. dated March 15, 2007.

99.2	Amended and Restated Charter of the Audit Committee.

99.3	Amended and Restated Charter of the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date: March 15, 2007	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
99.1	Press Release of Microtune, Inc. dated March 15, 2007.

99.2	Amended and Restated Charter of the Audit Committee.

99.3	Amended and Restated Charter of the Nominating and Corporate Governance Committee.